Exhibit 5.1
Janet N. Gabel
Partner
DIRECT: 716-848-1350
jgabel@hodgsonruss.com
April 21, 2007
Minrad International, Inc.
50 Cobham Drive
Orchard Park, NY 14127

Re:	Registration Statement on Form S-3
Registration No. 333-
Ladies and Gentlemen:
     We have acted as counsel for Minrad International, Inc., a Delaware corporation, (the “Company”) in connection with the filing with the Securities and Exchange Commission (the “Commission”) on April 21, 2007 of a registration statement on Form S-3 (the “Registration Statement”), which relates to the registration of 3,208,427 shares of the common stock, par value $.01 per share, of the Company (collectively the “Common Shares”). The Common Shares are to be offered for resale by the selling security holders identified in the Registration Statement (collectively the “Selling Securityholders”) and are the shares issuable to the Selling Securityholders upon the exercise of warrants identified in the Registration Statement (collectively the “Warrants”) (collectively the “Warrant Shares”).
     This letter is being furnished at your request and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under Securities Act of 1933, as amended, (the “Act”).
     The opinion set forth in this letter is subject to the following qualifications:
     1. In giving the opinion set forth in this letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Certificate of Incorporation and the By-Laws of the Company, (c) such evidence of incumbency of directors and officers of the Company as we have deemed appropriate, (d) such evidence of the corporate proceedings of the Company as we have deemed appropriate, (e) such certificates of officers of the Company as we have deemed appropriate, (f) such certificates of public officials as we have deemed appropriate and (g) such agreements and instruments as we have deemed appropriate.
     2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the genuineness of signatures, the authenticity of any document submitted to us as an original, the conformity to the original of any document submitted to us as a copy and the authenticity of the original of any document submitted to us as a copy and (c) the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter made in any document submitted to us.
     3. We do not express any opinion concerning any law other than the General Corporation Law of the State of Delaware, the provisions of the Constitution of the State of Delaware relating to corporations and reported judicial decisions addressing the General Corporation Law of the State of Delaware and such provisions of the Constitution of the State of Delaware (collectively the “General Corporation Law of the State of Delaware”).
     4. The opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter (including, but not limited to, except as expressly set forth in such opinion, any matter concerning the contents of the Registration Statement).
     5. This letter is given without regard to any change after the date of this letter with respect to any factual or legal matter, and we disclaim any obligation to notify you of any such change or any effect of any such change on either opinion set forth in this letter.

     Subject to the qualifications set forth in this letter, it is our opinion that the Warrant Shares have been duly authorized under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company, and, assuming that (1) the Warrants are duly exercised in accordance with their terms and (2) the exercise price of the Warrants is duly paid in the manner contemplated by the Registration Statement and the Warrants, the Warrant Shares will be legally issued, fully paid and nonassessable under the General Corporation Law of the State of Delaware and the Certificate of Incorporation and the By-Laws of the Company.
     We consent to the use of this letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the Prospectus that is a part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
HODGSON RUSS LLP
/s/ Janet N. Gabel
By: Janet N. Gabel